News Release:

Patriot Appoints Fred Tejada as CEO

Vancouver, B.C., November 22, 2013 - Patriot Minefinders Inc. (“Patriot”, or the “Company”) (OTCBB: PROF)

Patriot Minefinders Inc. (OTCBB: PROF) reports that effective November 19, 2013, Fred Tejada, a current director of the Company, has been appointed as the interim Chief Executive Officer, President, Secretary and Treasurer. Mr. Tejada was appointed as interim Chief Executive Officer, President, Secretary and Treasurer to fill the vacancy created by the resignation of John LaGourgue from such positions effective November 19, 2013 as part of the company’s business transition process.

Fred Tejada is 55 years old and has significant public company experience. Mr. Tejada is currently President of Tirex Resources Ltd. (TSX-V: TXX), a position he has held since October 2011. Prior to this, he served as Vice-President of Exploration for Panoro Minerals Ltd. (TSX-V: PML), from July 2007 to June 2011. From 1996 to 2003, Mr. Tejada held the position of Country Manager of Phelps Dodge Exploration Corp. and President of its Philippine subsidiary companies. Mr. Tejada also currently serves as a director of High 5 Ventures Inc. (OTCQB: HHHEF, CNSX: HHH).

The Company thanks Mr. LaGourgue for his service to the Company and wishes him well on future endeavors

On behalf of the Board

“Justin Blanchet”

Justin Blanchet, Director

Patriot Minefinders Inc
700 - 510 West Hastings Street
Vancouver, B.C., Canada V6B1L8
Tel. 604-687-7160 Fax. 604-687-7165
Email: info@patriotminefinders.com

Notice Regarding Forward-Looking Statements

This current report contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual reports, our quarterly reports, and other reports filed from time-to-time with the Securities and Exchange Commission.